UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

SUNHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 E. Yanonali, Suite 36

Santa Barbara, CA 93101

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2021, SunHydrogen, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Investor”). Under the terms of the Securities Purchase Agreement, the Company and Investor acknowledge there was $187,800 of principal remaining under the note issued to the Investor by the Company on February 3, 2017, plus $80,365 of accrued interest, representing a total aggregate note balance of $268,165 (the “Note”). Pursuant to the Securities Purchase Agreement, the Company and Investor agreed that the Company shall sell and the Investor agreed to purchase 2,700 shares of the Company’s newly designated Series C Preferred Stock (the “Shares”) for a total purchase price of $268,165 (the “Purchase Price”). The Shares have a 10% stated annual dividend, no voting rights, has a face value of $100 per share, and is convertible into the Company’s Common Stock at a fixed conversion price that equals the effective conversion price of the Note on the date of the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the Investor agreed to tender the Note to the Company for cancellation and foregoes all future accrued interest rights under the Note, as the total Purchase Price of the Shares.

The description of the Securities Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement attached as Exhibit 10.1 hereto. A summary of the rights and preferences of the Certificate of Designation of the Shares is disclosed below and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation attached as Exhibit 3.1 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 15, 2021,the Company filed a certificate of designation of preferences, rights and limitations (the “Certificate of Designation”) of Series C Preferred Stock (the “Series C Preferred Stock”), with the Secretary of State of Nevada, designating 17,000 shares of preferred stock, par value $0.001 of the Company, as Series C Preferred Stock. Each share of Series C Preferred Stock shall have a stated face value of $100.00 (“Stated Value”), and is convertible into shares of common stock (“Common Stock”) of the Company at a conversion price equal to $0.00095.

The Series C Preferred Stock holders shall be entitled to receive out of any funds and assets of the Company legally available prior and in preference to any declaration or payment of any dividend on the common stock of the Company (the “Common Stock”), cumulative dividends, at an annual rate of 10% of the Stated Value (the “Preferred Dividend”). The Preferred Dividend will accrue commencing on the date of issuance of the Series C Preferred Stock and shall be payable in cash or shares of Common Stock. In the event the Company shall declare or pay a dividend on its shares of Common Stock (other than dividend payable in shares of Common Stock), the holders of Series C Preferred Stock shall also be entitled to receive payment of such dividend on an as-if-converted basis with respect to the Series C Preferred Stock.

The Series C Preferred Stock confers no voting rights on holders, except with respect to matters that materially and adversely affect the voting powers, rights or preferences of the Series C Preferred Stock or as otherwise required by applicable law.

This description of the Certificate of Designation is only a summary and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation attached as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Series C Preferred Stock
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHYDROGEN, INC.

Date: December 17, 2021	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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